EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To SEACOR SMIT Inc.:


As independent public accountants, we hereby consent to the incorporation of our reports dated February 14, 2001, included in this Form 10-K for the year ended December 31, 2000, into the Company's previously filed Registration Statements File Nos. 333-03534, 333-11705, 333-12637, 333-22249, 333-56842, 333-56714,
333-53874, 333-53326, 333-37492, and 333-53320.





                                               /s/ Arthur Andersen LLP



New Orleans, Louisiana
March 30, 2001